UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2006 (September 18, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-08972	95-3983415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Indymac Identification No.)
888 East Walnut Street, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Employment Agreement with Michael W. Perry
     On September 18, 2006, IndyMac Bancorp, Inc. (“Indymac”) entered into an amended and restated employment agreement with Michael W. Perry, its Chief Executive Officer. The employment agreement is for an initial term ending December 31, 2011. Beginning on December 31, 2011, and on each of the next four anniversaries thereof, the term automatically extends for additional one-year periods unless either Indymac or Mr. Perry gives 12 months’ advance notice of non-renewal.
     Salary. The employment agreement provides for an annual base salary of $1,000,000, which may be increased from time to time (but not reduced) in the sole discretion of the Management Development and Compensation Committee (the “Committee”) of the Board of Directors.
     Incentive Compensation. The employment agreement provides that Mr. Perry will receive his annual bonus for 2006 in accordance with the terms of his prior employment agreement, dated February 1, 2002. Commencing with the 2007 fiscal year, Mr. Perry will receive the incentive compensation described below.
     Short-Term Annual Incentive Compensation. Each year during the term of the employment agreement, Mr. Perry will receive a short term annual incentive compensation award (“STAIC”) based upon Indymac’s one-year growth in earnings per share and prior year net income. The “Base Level” STAIC is 1% of prior year’s net income, which will be paid out when Indymac EPS growth is 15%. The payout amount of the STAIC ranges from 0% of the Base Level for EPS growth less than 5% to 125% of the Base Level for EPS growth greater than or equal to 17%. The Committee may reduce the STAIC award by up to 20% based on mutually agreed upon qualitative factors including, but not limited to, succession planning, leadership, quality of earnings, quality and effectiveness of enterprise risk management and quality of relationship and compliance with regulatory agencies.
     In the event that Indymac’s net income for a prior year was negative or, in the sole discretion of the Committee, reflected a substantial decline from the previous year, the Committee may base the STAIC upon the net income of the then-current fiscal year, rather than net income of the prior year. In such an event, the STAIC may be 0.75% of Indymac’s net income for the then-current year.
     Special Reduction in STAIC. The annual STAIC payable to Mr. Perry will be reduced by ten percent (10%) for the stated purpose of funding a scholarship program for children of employees of Indymac.
     Discretionary Annual Incentive Award. In the event the STAIC award is less than $1,000,000 in a given year, the Committee may, in its discretion, grant Mr. Perry a special bonus in lieu of the STAIC (which bonus in the aggregate will not exceed

$1,000,000) conditioned upon the Committee’s determination that Indymac’s performance was substantially better than that of key industry peers.
     Long Term Annual Incentive Compensation. Each year during the term of the employment agreement, Mr. Perry will receive an annual Long Term Annual Incentive Compensation (“LTAIC”) award consisting of the following:
     (1) An amount equal to twenty-five percent (25%) of the sum of Mr. Perry’s base salary and prior year’s STAIC, which will be awarded, in the discretion of the Committee, as either (1) restricted stock having a vesting schedule of not greater than three years, or (2) a deferred cash amount credited to Mr. Perry’s account under the terms of a deferred compensation plan to be adopted by Indymac, which will include an option to invest in Indymac stock; and
     (2) An amount equal to fifty percent (50%) of Mr. Perry’s prior year’s STAIC, which will be awarded in the form of stock options that will vest ratably on each of the three anniversaries of the grant date.
     Mr. Perry’s LTAIC award will have no forfeiture or clawback provisions based on his post-employment activities. The employment agreement provides that Mr. Perry will be eligible to receive an LTAIC award in 2007 (for 2006) under the terms of the employment agreement as if such programs were already in place, provided that the portion of Mr. Perry’s LTAIC award described in (1) above will be paid in the form of stock options that will vest ratably on each of the first three anniversaries of the grant of such stock options.
     Benefits. Mr. Perry’s employment agreement provides that he will be entitled to medical, dental and vision insurance coverage for each of his and his spouse’s lifetime and for any eligible dependents until the maximum age for a dependent allowable by Indymac’s health plan (“Lifetime Medical Coverage”). The employment agreement also provides that Mr. Perry may participate in any stock purchase plan, pension plan, deferred compensation plan, life and medical insurance policy, or other plans or benefits that are generally provided for the senior officers of Indymac. Mr. Perry is also entitled to receive certain perquisites, such as club memberships, car allowance, financial planning services, life insurance and long-term disability coverage.
     Termination of Employment. The employment agreement also specifies the payments and benefits to which Mr. Perry is entitled upon his termination of employment for specified reasons, including death, disability, termination by Indymac with or without cause and resignation by Mr. Perry with or without good reason (as such terms are defined in the employment agreement). The benefits noted in the following chart are described below.

		Pro	Pro Rata
	Severance	Rata	Long	Lifetime		Deferred
	Payment	Annual	Term	Medical	Equity	Compensation	Protection	Accrued
	Multiple	Bonus	Bonus	Coverage	Treatment	Treatment	Coverage	Amounts
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Disability	2X	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Death	None	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Other Than For Cause or Disability; Resignation for Good Reason (not in connection with a Change in Control)	2.5X	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Resignation Other than for Good Reason	None	None	None	None	None (but see below)	None	Yes	Yes
Within 2 Years Following Change in Control	3X	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Expiration of Employment Term or Retirement	None	Yes	Yes	Yes	Yes	Yes	Yes	Yes
For Cause	None	None	None	None	None	None	Yes	Yes

(1) Severance Payment Multiple: An amount in cash equal to a multiple of the sum of: (i) the average of Mr. Perry’s base salary in effect for the two (2) years immediately preceding his date of termination, plus (ii) an amount equal to his prior year’s Base Level STAIC. In the event of termination due to disability, termination other than for cause, and resignation for good reason, the severance payment cannot be less than $7 million. In the event of a termination by Indymac other than for cause or disability, or by Mr. Perry for good reason, within two years following a change in control, the severance payment cannot be less than $11 million.
(2) Pro Rata Annual Bonus: An amount equal to Mr. Perry’s STAIC, pro-rated from January 1 of the year in which the termination occurs through the date of termination, based on Mr. Perry’s actual performance for the year of termination (with no discretionary factor reduction). In the event of a termination by Indymac other than for cause or disability, or by Mr. Perry for good reason, within two years following a change in control, this amount will be based on the greatest of (i) Indymac’s actual performance, (ii) the prior year’s Base Level, or (iii) the current year’s Base Level.
(3) Pro Rata Long Term Bonus: An amount equal to Mr. Perry’s LTAIC, pro-rated from January 1 of the year in which the termination occurs through the date of termination, based on Mr. Perry’s actual performance for the year of termination. In the event of a termination by Indymac other than for cause or disability, or by Mr. Perry for good reason, within two years following a change in control, this amount will be based on the greatest of (i) Indymac’s actual performance, (ii) the prior year’s Base Level, or (iii) the current year’s Base Level.

(4) Lifetime Medical Coverage: Defined under Benefits above.
(5) Equity Treatment: Immediate vesting of any outstanding unvested options and any other equity grants, and any vested options granted after September 18, 2006 will remain exercisable until the earlier of 12 months following Mr. Perry’s date of termination or their full-term expiration date and any vested options granted prior to September 18, 2006 will remain exercisable in accordance with the terms of the grant and his prior employment agreement. In the event of a voluntary resignation without good reason, any unvested stock options will expire immediately, any vested stock options or other equity grants made after September 18, 2006 will remain exercisable until the earlier of three months following Mr. Perry’s date of termination or their full-term expiration date, and any vested options granted prior to September 18, 2006 will remain exercisable in accordance with the terms of the grant and his prior employment agreement.
(6) Deferred Compensation Treatment: All unvested amounts, including any earnings, credited to Mr. Perry’s accounts under the Indymac Deferred Compensation Plan will immediately become vested and nonforfeitable.
(7) Protection Coverage: Continued directors’ and officers’ liability insurance and indemnification rights.
(8) Accrued Amounts: A payment equal to his accrued rights, including but not limited to earned but unpaid base salary, accrued but unused vacations and earned but unpaid STAIC or LTAIC for any prior completed fiscal year and any earned but unpaid benefits under any Indymac plan or program.
     Gross-up Payment. In the event that any of the severance payments described are subject to federal excise taxes under the “golden parachute” provisions of the tax code, the payments will include gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes.
     Restrictive Covenants. Mr. Perry’s employment agreement requires him to refrain from soliciting customers, business or employees of Indymac and its affiliates for one-year period after termination of employment, and to refrain from disclosing any confidential information or trade secrets of Indymac. Although a non-competition provision could not be included in the employment agreement under applicable law, Mr. Perry recognizes that he should and does have a moral and ethical obligation to Indymac, its shareholders and its employees not to compete with Indymac within one year after any resignation from his position.
A copy of Mr. Perry’s amended and restated employment agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits
Exhibits
10.1	Amended and Restated Employment Agreement entered into September 18, 2006 between IndyMac Bancorp, Inc. and Michael W. Perry.

99.1	Press Release announcing the signing of the Amended and Restated Employment Agreement between IndyMac Bancorp, Inc. and Michael W. Perry.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.
Date: September 22, 2006	By:	/s/ Terrence O. Hughes
Terrence O. Hughes
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Employment Agreement entered into September 18, 2006 between IndyMac Bancorp, Inc. and Michael W. Perry.

99.1	Press Release announcing the signing of the Amended and Restated Employment Agreement between IndyMac Bancorp, Inc. and Michael W. Perry.